UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 9, 2013

Glu Mobile Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33368	91-2143667
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

45 Fremont Street, Suite 2800, San Francisco, California		94105
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(415) 800-6100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 9, 2013, the Board of Directors (the "Board") of Glu Mobile Inc. (the "Company") increased the size of the Board from seven directors to eight directors and appointed Eric R. Ball to the Board as a Class II director and as a member of the Audit Committee of the Board, effective as of October 9, 2013. Mr. Ball will be compensated for his service on the Board and any committee of the Board on which he serves in accordance with the Company’s compensation program for non-employee directors, which is filed as Exhibit 99.01 to the Company’s Current Report on Form 8-K filed with the SEC on April 11, 2013. In addition, the Board approved the Company’s entering into an indemnification agreement with Mr. Ball, in the form filed as Exhibit 10.01 to the Company’s Current Report on Form 8-K, filed with the SEC on June 15, 2009. Mr. Ball has no relationships or transactions with the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K, and there are no arrangements or understandings with other persons pursuant to which he was selected as a director.

A copy of the press release announcing Mr. Ball’s appointment to the Board is attached hereto as Exhibit 99.01 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As noted in Item 5.02 above, on October 9, 2013, the Board increased the size of the Board from seven directors to eight directors in connection with the appointment of Eric R. Ball to the Board.

Item 9.01 Financial Statements and Exhibits.

99.01 Press release dated October 10, 2013 announcing the appointment of Eric R. Ball to the Board.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glu Mobile Inc.

October 10, 2013	By:	/s/ Scott J. Leichtner

Name: Scott J. Leichtner
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.01	Press release dated October 10, 2013 announcing the appointment of Eric R. Ball to the Board